UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2015

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2015, Sei Jin Alt, Chief Merchandising Officer of Francesca’s Holdings Corporation (the “Company”), notified the Company’s Board of Directors that she will be resigning from her position as Chief Merchandising Officer of the Company and from all other positions she holds with the Company, effective as of November 20, 2015. Ms. Alt will continue with the Company in a consulting role until November 20, 2016. Ms. Alt resigned for personal reasons and her resignation is not due to any disagreement on any matter relating to the Company’s operations, policies or practices. The Company has initiated a search for a new Chief Merchandising Officer.

In connection with Ms. Alt’s resignation, the Company and Ms. Alt entered into a transition agreement, dated August 14, 2015 (the “Transition Agreement”). The Transition Agreement includes a release by Ms. Alt of claims against the Company, as well as noncompetition and other restrictive covenants in favor of the Company. In addition, for a 12-month period following her resignation, Ms. Alt has agreed to provide consulting services to the Company for up to 20 hours a month. Ms. Alt will receive a monthly consulting fee of $33,025, as well as a grant of 12,000 restricted shares under the Francesca’s Holdings Corporation 2015 Equity Incentive Plan that will vest in two equal installments on May 20, 2016 and November 20, 2016, respectively, subject to her continued service to the Company and compliance with her obligations under the Transition Agreement. Each of Ms. Alt’s other equity awards granted by the Company that are unvested as of the effective date of her resignation will terminate on that date.

The foregoing description of the Transition Agreement with Ms. Alt (including the restricted stock award agreement attached as an exhibit thereto) is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on August 18, 2015 announcing the management change set forth in Item 5.02 of this Current Report on Form 8-K. A copy of such press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

10.1*	Transition Agreement, dated August 14, 2015, between the Company and Sei Jin Alt
99.1	Press Release issued by Francesca’s Holdings Corporation on August 18, 2015

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date:	August 18, 2015	By:	/s/ Kal Malik
Kal Malik
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Transition Agreement, dated August 14, 2015, between the Company and Sei Jin Alt

99.1	Press Release issued by Francesca’s Holdings Corporation on August 18, 2015

*	Indicates a management contract or compensatory plan or arrangement.